Exhibit 14(a)

CONSENT OF INDEPENDENT AUDITORS

Merrill Lynch Fundamental Growth Fund, Inc.

We consent to the reference to our firm under the captions “Comparison of the Funds-Financial Highlights”, “Experts” and “Representations and Warranties of Fundamental Growth—Financial Statements” and to the incorporation by reference of our report dated October 5, 2000 for Merrill Lynch Fundamental Growth Fund, Inc. included in the Registration Statement (Form N-14 No. 333-65644) and related Proxy Statement and Prospectus of Merrill Lynch Fundamental Growth Fund, Inc. and Merrill Lynch Growth Fund filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP MetroPark, New Jersey September 6, 2001